Exhibit 5.1

Legal Opinion of Nelson Mullins Riley & Scarborough LLP

Exhibit 5.1
Nelson Mullins Riley & Scarborough LLP Attorneys and Counselors at Law 104 South Main Street / Ninth Floor / Greenville, South Carolina 29601 Tel: 864.250.2300 Fax: 864.232.2925 www.nelsonmullins.com

April 11, 2008

First National Bancshares, Inc.
215 North Pine Street
Spartanburg, South Carolina 29302

Re: Registration Statement on Form S-8

Gentlemen:

We have acted as counsel to First National Bancshares, Inc. (the “Company”) in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 (the “Act”), covering the offering of up to 141,346 shares (the “Shares”) of the Company’s common stock which may be issued by the Company upon the exercise of stock options granted under the First National Bancshares, Inc. / Carolina National Corporation 2003 Stock Option Plan. This opinion is furnished pursuant to the requirement of Item 601(b)(5) of Regulation S-K under the Act.

We have examined corporate records, certificates of public officials, and other documents and records as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the completeness and authenticity of any document submitted to us as an original, the completeness and conformity to the originals of any document submitted to us as a copy, the authenticity of the originals of such copies, the genuineness of all signatures, and the legal capacity and mental competence of natural persons.

Based on the foregoing, we are of the opinion that the Shares, when issued and delivered as described in the Registration Statement, will be legally issued, fully paid, and nonassessable.

This opinion is being rendered to be effective as of the effective date of the Registration Statement. The consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act.

This opinion is limited to the laws of the State of South Carolina and no opinion is expressed as to the laws of any other jurisdiction.

Very truly yours,

NELSON MULLINS RILEY & SCARBOROUGH LLP

By: /s/ Neil E. Grayson , a Partner